Exhibit 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement (this “Third Amendment”) dated as of March 26, 2014, is made by and among TILE SHOP HOLDINGS, INC., a Delaware corporation (“Holdings”), THE TILE SHOP, LLC, a Delaware limited liability company (the “Company”), TILE SHOP LENDING, INC., a Delaware corporation (“Tile Shop Lending”), certain Subsidiaries of the Company party hereto as borrowers (each such Subsidiary and Tile Shop Lending, a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), certain Subsidiaries of the Company party hereto as guarantors (each such Subsidiary, a “Subsidiary Guarantor” and, together with Holdings, the “Guarantors” and each a “Guarantor”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), a Swing Line Lender and an L/C Issuer.

W I T N E S S E T H:

WHEREAS, certain of the Borrowers, Holdings, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of October 3, 2012 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of April 30, 2013, Amendment No. 2 to Credit Agreement dated as of July 8, 2013, and as further amended, modified, supplemented, restated, or amended and restated to, but not including, the date hereof, the “Credit Agreement”; the capitalized terms used in this Third Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to certain of the Borrowers a term loan facility and a revolving credit facility; and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend certain terms of the Credit Agreement, which the Administrative Agent and the Lenders are willing to do on the terms and conditions contained in this Third Amendment.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)	The definition of “Capital Expenditures” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

““Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.”

(b)	The following definition of “Third Amendment Effective Date” is hereby added to Section 1.01 of the Credit Agreement to read as follows:

““Third Amendment Effective Date” means, March 26, 2014.”

(c)	Section 7.11(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b)     Consolidated Total Rent Adjusted Leverage Ratio. Permit the Consolidated Total Rent Adjusted Leverage Ratio at any time during any period of four fiscal quarters of Holdings set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Consolidated Total Rent Adjusted Leverage Ratio
Third Amendment Effective Date through September 30, 2014	4.00 to 1.00
December 31, 2014	3.75 to 1.00
March 31, 2015 and each fiscal quarter thereafter	3.50 to 1.00

(d)	Section 7.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

“7.12     Capital Expenditures. For the fiscal year ending December 31, 2014, make or become legally obligated to make Capital Expenditures in excess of $42,500,000 in the aggregate for Holdings and its Subsidiaries during such fiscal year.”

2.     Effectiveness; Conditions Precedent. The parties hereto agree that upon the satisfaction of each of the following conditions precedent all amendments contained herein below shall be effective (the “Third Amendment Effective Date”):

(a)

the Administrative Agent shall have received counterparts of this Third Amendment, duly executed by each Borrower, each Guarantor, the Administrative Agent and each of the Lenders, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf); and

(b)

both (i) an amendment fee shall have been received by the Administrative Agent for each Lender executing this Third Amendment by 5:00 p.m. (New York time) on March 26, 2014 for the account of such Lender, paid to the Administrative Agent, equal to 0.075% (7.5 bps) multiplied by (A) in the case of the Revolving Credit Lenders, each such Revolving Credit Lender’s Revolving Credit Commitment as of the Third Amendment Effective Date and (B) in the case of the Term Lenders, each such Term Lender’s Outstanding Amount of Term Loans as of the Third Amendment Effective Date; and (ii) all other reasonable fees and expenses incurred or payable in connection with the execution and delivery of this Third Amendment (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent due and payable under Section 10.04(a) of the Credit Agreement) shall have been paid in full.

3.     Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Third Amendment, each of Holdings and each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)     The representations and warranties made by each of Holdings and each Borrower in Article V of the Credit Agreement and in each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b)     This Third Amendment has been duly authorized, executed and delivered by the Borrowers and the Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)     The Persons appearing as Guarantors on the signature pages to this Third Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents (after giving effect to this Third Amendment), and each of such Persons has become and remains a party to a Guaranty as a Guarantor; and

(d)     As of the Third Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

4.     Entire Agreement. This Third Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Third Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

5.     Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.     Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Third Amendment.

7.     Governing Law. This Third Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

8.     Enforceability. Should any one or more of the provisions of this Third Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.     References. From and after the Third Amendment Effective Date, all references in the Credit Agreement and any of the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Credit Agreement, as amended or modified hereby.

10.     Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

THE TILE SHOP, LLC

By:	/s/	Timothy C. Clayton
Name:		Timothy C. Clayton
Title:		Senior Vice President & CFO

Amendment No. 3
Signature Page

Tile Shop Lending, INC.

By:	/s/	Timothy C. Clayton
Name:		Timothy C. Clayton
Title:		President & CFO

Amendment No. 3
Signature Page

GUARANTORS:

TILE SHOP HOLDINGS, INC.

By:	/s/	Timothy C. Clayton
Name:		Timothy C. Clayton
Title:		Senior Vice President & CFO

THE TILE SHOP OF MICHIGAN, LLC

By:	/s/	Timothy C. Clayton
Name:		Timothy C. Clayton
Title:		Senior Vice President & CFO

 Amendment No. 3
Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/	Roberto Salazar
Name:		Roberto Salazar
Title:		Vice President

 Amendment No. 3
Signature Page

bank of america, n.a., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/	A. Quinn Richardson
Name:		A. Quinn Richardson
Title:		Senior Vice President

Amendment No. 3
Signature Page

THE HUNTINGTON NATIONAL bank, as a Lender

By:	/s/	Marc D. Adams
Name:		Marc D. Adams
Title:		Vice President

Amendment No. 3
Signature Page